UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018  (May 7, 2018)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	0-26176	88-0336997
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 7, 2018, DISH held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”).

The following matters were voted upon at the Annual Meeting:

a.

The election of George R. Brokaw, James DeFranco, Cantey M. Ergen, Charles W. Ergen, Charles M. Lillis, Afshin Mohebbi, David K. Moskowitz, Tom A. Ortolf, and Carl E. Vogel as directors to serve until the 2019 annual meeting of shareholders or until their respective successors shall be duly elected and qualified;

b.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and
c.	The amendment and restatement of our Employee Stock Purchase Plan.

The following are the final voting results for each of the items voted upon at the Annual Meeting:

				Broker
Election of directors:	For	Withheld	Abstain	Non-Votes
George R. Brokaw	2,555,513,791	19,510,259	-	12,730,108
James DeFranco	2,506,231,270	68,792,780	-	12,730,108
Cantey M. Ergen	2,505,503,711	69,520,339	-	12,730,108
Charles W. Ergen	2,539,858,444	35,165,606	-	12,730,108
Charles M. Lillis	2,568,467,410	6,556,640	-	12,730,108
Afshin Mohebbi	2,549,886,656	25,137,394	-	12,730,108
David K. Moskowitz	2,504,794,238	70,229,812	-	12,730,108
Tom A. Ortolf	2,541,154,354	33,869,696	-	12,730,108
Carl E. Vogel	2,490,101,142	84,922,908	-	12,730,108

Ratification of the appointment of KPMG LLP:
For				2,586,359,423
Against				1,337,042
Abstain				57,693

Amendment and restatement of our Employee Stock Purchase Plan:
For				2,574,554,824
Against				400,848
Abstain				68,378
Broker Non-Votes				12,730,108

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION
Date: May 8, 2018	By:	/s/ Timothy A. Messner
Timothy A. Messner
Executive Vice President and General Counsel